Exhibit 10.7

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ADDENDUM NO. 3

TO THE SHIPBUILDING CONTRACT

HULL NO. [*]

DATED 14 June 2013

between

MEYER WERFT GMBH & CO. KG, a company organised and existing under the laws of Germany, and having its principal office at Industriegebiet Süd, D-26871 Papenburg, Germany (the "Builder"); and

SEAHAWK TWO, LTD., a company incorporated in Bermuda and having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda (the "Buyer"); and

NCL CORPORATION LTD., a company incorporated in Bermuda having its registered office at Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda ("NCLC").

Whereas by a Shipbuilding Contract originally dated 14 June 2013 in relation to Hull No. [*] – as amended – to which, by novation made on 8 July 2014, the Builder, the Buyer and NCLC are parties – (the "Contract"), the Builder has agreed to design, build, complete and sell to the Buyer a passenger cruise ship and the Buyer has agreed to purchase and accept delivery of the same, all in accordance with the terms and conditions of the Contract.

Whereas, the parties have agreed upon the modification of Hull No. [*] basically like agreed before for Hull No. [*] but also with other modifications as further stipulated in this Addendum No. 3.

Now, therefore, in consideration of the premises, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.	The General Arrangement Plan and the Specification which are currently agreed by the parties within the Contract and hence do currently form a part of the Contract shall be replaced as follows:

1.	The specification Hull No. [*] dated 28 July 2015 shall be the contractual Specification for the Ship herewith replacing without any further notice the initial specification No. P09507 A1 dated 30 May 2014. For the avoidance of doubt, this replacement shall in each case include any and all of the respective Appendices.

2.	The general arrangement plan No. [*] dated 28 July 2015 shall be part of the contractual Plans for the Ship herewith replacing without any further notice the initial general arrangement plan No. P09507 A1 dated 30 May 2014.

2.	Accordingly Article 1 Clause 2.1 (“Description of the Ship”) shall be amended as follows:

1.	Dimensions:

Length overall: about 333.46 metres

Length between perpendiculars: about 302.76 metres

Breadth moulded: about 41.40 metres

Depth to bulkhead deck: 11.60 metres

Design draft: about 8.40 metres

2.	Deadweight

The guaranteed deadweight at a design draft of 8.40 metres will be 11,700 metric tons in seawater of 1.025 t/m3 density (and under the conditions further described in section G.2.3 of the Specification). The deadweight is the difference between the loaded displacement and the contractual lightweight. The contractual lightweight is the weight of the Ship as defined in section G.2.3 of the Specification.

3.	Passenger Cabins:

Number of passenger cabins: approx. [*]

Thereof:

Penthouse Suite: [*]

Courtyard Suite 1: [*]

Courtyard Suite 2: [*]

Courtyard Suite 2 ADA: 2

Corner Suite: [*]

Spa Suite: [*]

Junior Suite: 14

Family Deluxe Suite: 3

Family Deluxe Suite ADA: 1

Mini Suite: 284

Mini Suite Spa: 20

Mini Suite ADA: 4

Balcony Cabin: [*]

Balcony Cabin Spa: 38

Balcony Cabin ADA: 16

Ocean View Cabins Transversal: 32

Ocean View Cabins Longitudinal: [*]

Ocean View Cabins Longitudinal Family: [*]

Ocean View Cabins ADA: 4

Family cabin: [*]

Family cabin ADA: 4

Inside Cabin: [*]

Inside Cabin ADA: [*]

Inside Studio Cabins: 82

4.	Crew Cabins:

Number of crew cabins: approx. [*]

Thereof:

Captain class cabins: 4

Senior officer cabins: 5

Officer outside cabins: 112

Officer inside cabins: 2

Senior Crew single cabins: 71

Senior Crew double cabins: 10

Crew single cabins: 42

Crew single shared cabins: [*]

Crew double cabins A: [*]

Crew double cabins B: [*]

Crew entertainer cabins: 10

5.	Life saving equipment

Total number of persons on board for the purposes of long international voyages: [*]

6.	Machinery:

Diesel engines	3 x 12V 48/60 CR TIER2, each capable of a maximum continuous rating of 14,400 kW at 514 rpm (or equivalent)
2 x 14V 48/60 CR TIER2, each capable of a maximum continuous rating of 16,800 kW at 514 rpm (or equivalent)

Pod units	2 pod units each developing 22,000 kW at approximately 134 rpm

7.	Speed

The trial speed of the Ship at a mean moulded draft of 8.40 metres shall be at least 23.0 knots under the conditions specified in Section G.2.5 of the Specification.

3.	Article 6, Clause 2.2 shall be amended as follows:

The guaranteed trial speed ("GTS") of the Ship at a mean moulded draft of 8.40 metres (eight metres and fourty centimetres) shall be 23.0 knots and shall be demonstrated by the Builder during the sea trials tests under the conditions described in section G.2.5 of the Specification. If at any time the Builder anticipates that, or if the sea trials tests demonstrate that, there will be a deficiency in the GTS the Builder shall promptly develop and provide the Buyer with a proposal to remedy the deficiency at the Builder's cost.

4.	Article 6, Clause 2.6 shall be amended as follows:

The guaranteed deadweight capacity of the Ship shall be eleven thousand seven hundred (11,700) metric tons under the conditions defined in sections G.2.3 and G.2.4 of the Specification and shall be demonstrated by the Builder in the specified deadweight capacity test.

5.	The agreed price payable to the Builder for the modifications contemplated in this Addendum No. 3, including without limitation the new Specification and the new Plans, amounts to € [*] and shall – if not agreed otherwise herein – be handled as an agreement on modification under and in accordance with Article 3 of the Contract (the “[*] AOM”). The Buyer or NCLC shall pay the [*] AOM price to the Builder distributed on and in addition to all outstanding next installments due and payable under and in accordance with the Contract in such a manner as described below:

1.	[*] shall be paid with the second installment due and payable under and in accordance with the Contract;
2.	[*] shall be paid with the third installment due and payable under and in accordance with the Contract;
3.	[*] shall be paid with the fourth installment due and payable under and in accordance with the Contract and
4.	[*] shall be paid with the delivery installment (i.e. balance of the contract price) due and payable under and in accordance with the Contract.

6.	Currently the Builder’s Hull No. [*] is a) the First Ship as defined in Article 14, Cl. 15.1 of the Contract and b) the reference ship as defined in Schedule 1 of the Contract. Upon execution of this Addendum No. 3 the Builder’s Hull Number [*] shall without any further notice be replaced with Builder’s Hull No. [*] so that Builder’s Hull No. [*] shall from the date of execution of this Addendum No. 3 be the First Ship and the reference ship under and in accordance with the Contract. In each case – prior to and after execution of this

Addendum No. 3 – the plans, drawings and other documents (including calculations, investigations and tests) which have been agreed for the First Ship shall be deemed accepted for the Ship, save and except where such plans, drawings and other documents (including calculations, investigations and tests) need to be modified / redrawn to take account of differences between the First Ship and the Ship arising by virtue of AOMs in accordance with Article 3 of the Contract.

7.	For the avoidance of doubt, the Buyer and NCLC herewith agree that the CR&Es which are defined as not included in this Addendum No. 3 according to Appendix No. 13 to the Specification are not part of the Contract – neither in technical respects nor in commercial respects. Hence Article 3 of the Contract finds nevertheless application for these items so that for these items the total sum shall be paid with the delivery installment (i.e. balance of Contract Price) due and payable under and in accordance with the Contract. Furthermore the Buyer and NCLC herewith agree that all credits resulting e.g. (without limitation) from any CR&Es and from any AOMs which have been agreed prior to the execution of this Addendum No. 3 are already included in the [*] AOM price. Hence, the Buyer and NCLC cannot claim any such credits as being payable since the credits have already been considered by the Builder for the benefit of the Buyer. For the avoidance of doubt, any and all CR&Es and any and all AOMs which will be concluded after execution of this Addendum No. 3 shall be dealt with under and in accordance with Article 3 of the Contract so that the contractually defined approach shall apply insofar.

8.	This Addendum No. 3 will be treated as having been signed by the parties hereto at the time and on the date when each party has signed and initialled a complete, legible and identical counterpart of this Addendum No. 3 and exchanged the same by e-mail or fax with the other parties. Thereafter for record purposes only three identical original counterparts of this Addendum No. 3 shall be signed and initialled by each of the parties after which one original counterpart will be retained by the Builder, one will be retained by the Buyer and the other will be retained by NCLC.

9.	Words and expressions defined in the Contract shall have the same meanings when used herein.

10.	Except as set forth in this Addendum No. 3, the Contract shall remain unchanged and this Addendum No. 3 shall be treated as an integral part of the Contract.

IN WITNESS WHEREOF, the Builder, the Buyer and NCLC have duly executed this Addendum No. 3.

/s/ Bernard Meyer

For and on behalf of MEYER WERFT GmbH & Co. KG

10 September 2015

/s/ Frank J. Del Rio

For and on behalf of SEAHAWK TWO, LTD

10 September 2015

/s/ Frank J. Del Rio

For and on behalf of NCL CORPORATION LTD.

10 September 2015

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